UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2026
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01— COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On May 1, 2026 ("Closing Date"), Crown Castle Inc. ("Company") completed the previously announced sale of the Company's fiber solutions business to Fiber Finco, LLC, a Delaware limited liability company ("Zayo Purchaser"), and its small cells business to Small Cells Holdco Inc., a Delaware corporation, referred to as Arium Networks (together with Zayo Purchaser, "Purchasers") for aggregate cash proceeds of $8.5 billion in cash, subject to certain adjustments ("Transaction"). The Transaction was consummated pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of March 13, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), by and among Crown Castle Operating Company, a Delaware corporation and a wholly owned subsidiary of the Company, CCS&E LLC, a Delaware limited liability company, Crown Castle Investment II Corp., a Delaware corporation, the Purchasers and, solely for the purposes of certain sections thereof, the Company and Zayo Group Holdings, Inc., a Delaware corporation.
The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2025, and is incorporated by reference herein.
ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On May 1, 2026, the Company issued a press release updating the Company's outlook for full year 2026. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b) As of the Closing Date, Christopher D. Levendos has resigned from his position as the Company's Executive Vice President and Chief Operating Officer—Fiber to pursue an opportunity with Zayo. The Company and the Board wish to sincerely thank Mr. Levendos for his exceptional years of service and significant contributions to the Company.
ITEM 7.01 — REGULATION FD DISCLOSURE
Effective May 1, 2026, the Board of Directors authorized a program to repurchase up to $1.0 billion of the Company's outstanding common stock ("Stock Repurchase Program"). The Stock Repurchase Program does not have a fixed expiration date and does not obligate the Company to acquire any specific number of shares. Repurchases may occur through open market or private transactions, including through plans complying with Rule 10b5‑1 or Rule 10b‑18 under the Exchange Act.
The timing, manner, price and amount of any repurchases are determined at the Company's discretion and depend on legal requirements, share price, general economic and market conditions and other considerations. Participation is not mandatory, and the program may be suspended or discontinued at any time.
On May 1, 2026, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
The information in Items 2.02 and 7.01 of this Form 8-K and Exhibit 99.1 attached hereto are furnished as part of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(b) Pro Forma Financial Information
Attached hereto as Exhibit 99.2 are the following unaudited pro forma condensed consolidated financial statements: unaudited pro forma condensed consolidated balance sheet as of December 31, 2025, and unaudited pro forma condensed consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2025, which reflect the closing of the Transaction.
Exhibit Index

Exhibit No.	Description
2.1*
Stock Purchase Agreement, dated March 13, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms), by and among Crown Castle Operating Company, CCS&E LLC, Crown Castle Investment II Corp., Fiber Finco, LLC, Small Cells Holdco Inc. and, solely for the purposes of certain sections thereof, Crown Castle, Inc. and Zayo Group Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on March 13, 2025)

99.1	Press Release dated May 1, 2026
99.2	Unaudited Pro Forma Consolidated Financial Information of Crown Castle Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
* Certain portions of this exhibit have been omitted in accordance with Item 601(a)(5) and Item 601(b)(2) of Regulation S-K, as applicable. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: May 1, 2026